     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1998



                                                      REGISTRATION NO. 333-58613

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

          ADVANCED LIGHTING TECHNOLOGIES, INC.                                 ADLT TRUST I
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            OHIO                      34-1803229                    DELAWARE                   APPLIED FOR
STATE OR OTHER JURISDICTION        (I.R.S. EMPLOYER       (STATE OR OTHER JURISDICTION       (I.R.S. EMPLOYER
    OF INCORPORATION OR         IDENTIFICATION NUMBER)        OF INCORPORATION OR         IDENTIFICATION NUMBER)
       ORGANIZATION)                                             ORGANIZATION)

                               32000 AURORA ROAD
                               SOLON, OHIO 44139
                                  440/519-0500
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                WAYNE R. HELLMAN
                            CHIEF EXECUTIVE OFFICER
                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                               32000 AURORA ROAD
                               SOLON, OHIO 44139
                                  440/519-0500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                     JAMES S. HOGG                                          JONATHAN B. MILLER
          COWDEN, HUMPHREY & SARLSON CO., LPA                                BROWN & WOOD LLP
                  1414 TERMINAL TOWER                                     ONE WORLD TRADE CENTER
                 CLEVELAND, OHIO 44113                                   NEW YORK, NEW YORK 10048
                      216/241-2880                                             212/839-5300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE


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                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
         TITLE OF SECURITIES               AMOUNT TO BE         AGGREGATE PRICE       AGGREGATE OFFERING         AMOUNT OF
          TO BE REGISTERED                REGISTERED(1)             PER UNIT             PRICE(1)(2)        REGISTRATION FEE(3)
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Debt Securities of Advanced Lighting
Technologies, Inc. (the
"Company")(5)........................
Common Stock, par value $.001 per
share, of the Company(6).............
Preferred Stock, par value $.001 per
share, of the Company(7).............      $300,000,000               (2)                $300,000,000            $88,500(4)
Depositary Shares representing
Preferred Stock, of the Company(8)...
Warrants of the Company(9)...........
Preferred Securities of ADLT Trust I
(the "Trust")(10)....................
Guarantee of Preferred Securities of
the Trust(11)........................
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                                                   (Footnotes on following page)

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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(Footnotes from previous page)

 (1) In no event will the aggregate maximum initial offering price of all securities issued pursuant to this Registration Statement exceed $300,000,000. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

 (2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D of Form S-3 and (b) will be determined, from time to time, by the applicable Registrant in connection with the issuance by such Registrant of the securities registered hereunder.

 (3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.


 (4) Previously paid.



 (5) Subject to footnote 1, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Company. Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Company shall be equal to the above amount to be registered. Also, in addition to any Debt Securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of other Debt Securities, Preferred Stock or Depositary Shares of the Company, for which no consideration will be received by the Company, and such aggregate principal amount of Debt Securities as may be issued and sold to the Trust in connection with the issuance by the Trust of Preferred Securities. Any Debt Securities sold to the Trust as aforesaid may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.



 (6) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Company. There also is being registered hereunder an indeterminate number of shares of Common Stock as may be issuable upon conversion of the Debt Securities or the Preferred Stock or upon exercise of Warrants registered hereby. The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.



 (7) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Company. There also is being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants registered hereby. In addition, there is being registered hereunder such indeterminate amount of Debt Securities, for which no consideration will be received by the Company, as may be issued upon conversion or exchange of Preferred Stock.



 (8) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts, representing a fractional interest of a share of Preferred Stock. In addition, there is being registered hereunder such indeterminate amount of Debt Securities, for which no consideration will be received by the Company, as may be issued upon conversion or exchange of Depositary Receipts.



 (9) Subject to footnote 1, there is being registered hereunder an indeterminate number of Warrants representing rights to purchase Debt Securities, shares of Common Stock or Preferred Stock of the Company registered hereby.



(10) Subject to footnote 1, there is being registered hereunder an indeterminate number of Preferred Securities as may be sold by the Trust.



(11) No separate consideration will be received for the Guarantee of the Preferred Securities of the Trust.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 5, 1998


PROSPECTUS
-----------

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

                                  ADLT TRUST I

          By this Prospectus, we may offer up to $300,000,000 of our:

                   DEBT SECURITIES

                   COMMON STOCK

                   PREFERRED STOCK

                   DEPOSITARY SHARES

                   WARRANTS

                   PREFERRED SECURITIES OF ADLT TRUST I

     Advanced Lighting Technologies, Inc. ("We," or the "Company") is an Ohio corporation. ADLT Trust I is a statutory Delaware business trust (the "Trust"). The Company is the sponsor of the Trust (the "Sponsor").

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION. NONE OF THOSE AUTHORITIES HAS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

     We may offer the securities directly or through underwriters, agents or dealers. The supplement will describe the terms of that plan of distribution. "Plan of Distribution" below also provides more information on this topic.

             The date of this Prospectus is                , 1998.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities covered by this Prospectus. Those transactions include over-allotment, stabilizing transactions, short covering transactions and penalty bids. For a description of those activities, see "Plan of Distribution" in this Prospectus. If begun, they may discontinue those activities at any time.

                      WHERE YOU CAN FIND MORE INFORMATION

     Advanced Lighting Technologies, Inc. files annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. You may also inspect our SEC reports and other information at the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006

     The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this Prospectus. Later information filed with the SEC updates and supersedes this Prospectus.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed, or subsequent to the date of the initial Registration Statement and prior to effectiveness of the Registration Statement:

     - Annual Report on Form 10-K of the Company for the year ended June 30,
       1997.

     - Portions of the Proxy Statement on Schedule 14A for the Company's Annual Meeting of Shareholders held on November 12, 1997 that have been incorporated by reference into our 10-K.

     - Quarterly Reports on Form 10-Q of the Company for the quarters ended September 30 and December 31, 1997 and March 31, 1998.

     - Current Reports on Form 8-K of the Company dated January 14, March 4, May 5 and July 7, 1998.

     - The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed November 13, 1995, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of those filings, other than exhibits, at no cost, by contacting us at:

     Advanced Lighting Technologies, Inc.
     32000 Aurora Road
     Solon, Ohio 44139
     440/519-0500
     Attention: Corporate Secretary

                                  THE COMPANY

     Advanced Lighting Technologies, Inc. is an innovation-driven designer, manufacturer and marketer of metal halide lighting products. Metal halide lighting combines energy efficient superior illumination with long lamp (i.e., light bulb) life, excellent color rendition and compact lamp and system size. We believe that we are the only designer and manufacturer in the world focused primarily on metal halide lighting. As a result of this unique focus, we have developed substantial expertise in all aspects of metal halide lighting. We believe that this focus enhances our ability to respond to customer demand and has contributed to our technologically advanced product development and manufacturing capabilities.

     We have integrated vertically to design, manufacture and market a broad range of metal halide products, including: materials used in the production of lamps; lamps and other components for lighting systems; and complete metal halide lighting systems (i.e., the complete assemblies necessary to create light when connected to electricity). We also manufacture and market equipment used to produce metal halide lamps and optical coatings. Our materials and components are used in the manufacture of our own lighting systems for sale to end-users and are sold to third party manufacturers for use in the production of their metal halide products. The vertical integration of our product approach is illustrated below:

           METAL HALIDE INTEGRATION FROM MATERIALS THROUGH SYSTEMS

---------------      ----------------------
                          Internally
MATERIALS                  Developed
                          Metal Halide
 LAMPS                      Systems
                     -----------------------   ------------    ----------------
POWER SUPPLIES                                                   Emerging
  CONTROLS              Replacement Sales      Commercial/      Applications
                                               Industrial/
OPTICS/COATINGS                                  Outdoor        - Fiber Optics
                                               Applications     - Residental
EQUIPMENT                                                       - Projection TV
-----------------   ------------------------  --------------   -----------------
                      Metal Halide Systems
                          Produced By
                         Third Parties
                    ------------------------

     We produce over 300 ultra pure metal halide salts and believe that we produce 100% of the metal halide salts used in the manufacture of metal halide lamps in the United States and over 80% of salts used worldwide. Metal halide salts are the primary ingredient within the arc tube of metal halide lamps and determine the lighting characteristics of the lamp. We currently market over 240 specialty and 40 standard-type metal halide lamps, giving us the most diverse product line of any metal halide lamp manufacturer. In addition, we offer components such as more than 400 power supply products for metal halide and other discharge lamp systems. We also assemble and market complete metal halide systems, which may be installed by an end user to produce light. We also design, manufacture and market turnkey lamp production equipment groups, which we typically sell to international manufacturers. We produce optical thin film coatings for a variety of applications as well as measurement and test instruments for applying thin film coatings.

METAL HALIDE

     Invented approximately 35 years ago, metal halide is the newest of all major lighting technologies and can produce the closest simulation to sunlight of any available lighting technology. Metal halide lighting is currently used primarily in commercial and industrial applications such as factories and warehouses, outdoor site and landscape lighting, sports facilities and large retail spaces such as superstores. In addition, due to metal halide's superior lighting characteristics and efficiency, we believe many opportunities exist to "metal halidize" applications currently dominated by older incandescent and fluorescent lighting technologies. Metal halide lamps provide excellent color rendition, long life (10,000 to 20,000 hours) and very high efficiency (70 to 110 lumens per watt) making them the best choice for many applications. For example, a 100 watt metal halide lamp, which is approximately the same size as a household incandescent lamp, produces as much light as five 100 watt incandescent lamps and as much as three 34 watt, four foot long fluorescent lamps. However, metal halide lamps cannot be used in the incandescent and fluorescent lighting fixtures which are very common in existing facilities.

While metal halide systems generally offer lower costs over the life of a system, the installation of a metal halide lighting system typically involves higher initial costs than incandescent and fluorescent lighting systems.

     We believe that the majority of the growth of metal halide lighting has occurred in commercial and industrial applications. Recently, metal halide systems have been introduced in fiber optic, projection television and automotive headlamp applications. We believe that additional opportunities for metal halide lighting exist in other applications where energy efficiency and light quality are important. As a result of our dominant position in metal halide materials and lamp production equipment, we expect to benefit from continued growth in metal halide markets. In addition, we expect to be a leader in metal halide's continued market expansion by providing innovative metal halide system components and integrated systems.

     Our principal place of business is located at 32000 Aurora Road, Solon, Ohio 44139 and our telephone number is 440/519-0500.

                                   THE TRUST

     We formed ADLT Trust I as a statutory business trust under Delaware law. The Trust is governed by

     - a trust agreement (as the same may be amended, supplemented or restated from time to time, the "Declaration") executed by the Company, as sponsor for the trust, and certain of the ADLT Trustees (as defined herein) for the trust and

     - a certificate of trust filed with the Delaware Secretary of State on June 1, 1998.

     We formed the Trust so that it may engage exclusively in the following activities:

     - issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities");

     - investing the gross proceeds of the Trust Securities in a specific series of subordinated Debt Securities issued by us; and

     - engaging in only those other activities necessary or incidental to these purposes.

     We will own all of the Trust Common Securities. The Trust Common Securities will rank equally ("pari passu"), and payments will be made on Trust Common Securities pro rata, with the Trust Preferred Securities, except that upon an event of default under the Declaration, our rights as holder of the Trust Common Securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Prior to making an offering of Trust Preferred Securities, we will, directly or indirectly, acquire Trust Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust's business and affairs will be conducted by the trustees (the "ADLT Trustees") who will be appointed by us. Except in certain limited circumstances, we will be entitled to appoint, remove or replace any of the ADLT Trustees. We will be able to change the number of ADLT Trustees. The Declaration sets out the duties and obligations of the ADLT Trustees. A majority of the ADLT Trustees (the "Regular Trustees") will be persons who we employ or who are our officers or affiliates. One ADLT Trustee will be a financial institution which will be unaffiliated with us and which shall act as property trustee and as indenture trustee (the "Property Trustee") for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one ADLT Trustee will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee").

     We will pay all fees and expenses related to the Trust and the offering of Trust Securities. The payment of distributions with respect to the Trust Preferred Securities from time to time out of money legally available to the Trust, and payment on liquidation, redemption or otherwise with respect to the Trust Preferred Securities, will be guaranteed by us to the extent described herein. See "Description of Trust Preferred Securities -- Trust Preferred Securities Guarantee." Our obligations under the Trust Preferred Securities Guarantee will be subordinate and junior in right of payment to all of our other liabilities and will rank equally ("pari passu") in right of payment with the most senior preferred stock, if any, that we may issue from time to time.

     The principal place of business of the Trust will be c/o Advanced Lighting Technologies, Inc., 32000 Aurora Road, Solon, Ohio 44139 (telephone 440/519-0500).

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                          NINE
                                                         MONTHS
                                                          ENDED
                                                        MARCH 31,          YEAR ENDED JUNE 30,
                                                       -----------   --------------------------------
                                                       1998   1997   1997   1996   1995   1994   1993
                                                       ----   ----   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges(1)................    --   6.3x   5.1x   2.1x   1.7x   1.5x     --
Ratio of earnings to fixed charges and preferred
  stock dividends(1).................................    --   6.3x   5.1x   2.1x   1.7x   1.5x     --

---------------

(1) For purposes of calculating the unaudited ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income (loss) from continuing operations before income taxes and fixed charges. Fixed charges consist of interest charges and amortization of debt issuance costs, whether expensed or capitalized, and that portion of rental expense that is representative of interest. For the nine months ended March 31, 1998, earnings were inadequate to cover fixed charge requirements by $21,894,000. For fiscal 1993, earnings were inadequate to cover fixed charge requirements by $6,346,000.

                 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus and any supplements, including information incorporated by reference, discuss future expectations, contain projections of our future operating results or financial condition or state other forward-looking information relating to, among other things, (i) our potential acquisitions or joint ventures; (ii) our financing plans; (iii) trends affecting our financial condition or operating results; (iv) continued growth of the metal halide lighting market; (v) our operating and growth strategies; and (vi) lawsuits and claims that may affect us. Known and unknown risks, uncertainties and other factors could cause the actual results to differ materially from those contemplated by those statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

     Important factors that may cause actual results to differ include among other things the results of our efforts to implement our business strategy, the effect of general economic conditions, actions of our competitors and our ability to respond to those actions, the cost of our capital, which may depend in part on our portfolio quality, debt ratings, prospects and outlook, changes in governmental regulation, tax rates and similar matters, the results of lawsuits, the ability to attract and retain quality employees and other risks detailed in our other filings with the SEC. We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities for general corporate purposes. Those purposes include the repayment or refinancing of debt, acquisitions in the ordinary course of business, working capital, investment in operations and capital expenditures. We will describe in the supplement any proposed use of proceeds other than for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

     The Company may issue Debt Securities either separately, or together with, or upon the conversion of or in exchange for, other Securities. The Debt Securities are to be either senior unsecured obligations (the "Senior Debt Securities") or subordinated unsecured obligations of the Company (the "Subordinated Debt Securities") issued in one or more series under an Indenture (as supplemented from time to time, the "Indenture") to be entered into between the Company and one or more U.S. banking institutions (each, a "Trustee") whose name will be set forth in the applicable Prospectus Supplement. The Indenture may, but need not, have separate Trustees for Senior and Subordinated Debt Securities. The form of the Indenture has been filed as an exhibit to the Registration Statement. The terms of any series of Debt Securities will be those set forth in the Indenture and such Debt Securities and those made part of the Indenture by the Trust Indenture Act. The summary of certain provisions of the Indenture and the Debt Securities set forth below and the summary of certain terms of a particular series of Debt Securities set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Indenture, which provisions of the Indenture (including defined terms) are incorporated herein by reference. Certain capitalized terms used herein and not defined are defined in the Indenture. As used in this "Description of Debt Securities," all references to the "Company" shall mean Advanced Lighting Technologies, Inc., excluding, unless the context shall otherwise require, its subsidiaries.

     In the event that Subordinated Debt Securities are issued to the Trust or a trustee of the Trust in connection with the issuance of Trust Securities, such Subordinated Debt Securities will be issued pursuant to the Indenture and subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of the Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities or upon a redemption of Trust Securities. Only one series of Subordinated Debt Securities will be issued to the Trust or a trustee of the Trust in connection with the issuance of Trust Securities by the Trust.

     The following description of Debt Securities sets forth certain general terms and provisions of the series of Debt Securities to which any Prospectus Supplement may relate. Certain other specific terms of any particular series of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

     In addition, this Prospectus relates to up to $50,000,000 aggregate principal amount of the Company's 8% Senior Notes Due 2008 (the "8% Notes") which may be issued by the Company and is in addition to $100,000,000 aggregate principal amount of 8% Notes outstanding as of the date hereof. The 8% Notes are issuable under an indenture dated as of March 18, 1998 between the Company and The Bank of New York. See "8% Senior Notes Due 2008" below.

GENERAL TERMS OF THE DEBT SECURITIES WHICH WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT

     The Debt Securities may be issued from time to time in one or more series of Senior Debt Securities and/or one or more series of Subordinated Debt Securities. The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities of any series may be issued thereunder up to an aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement relating to the series of Debt Securities offered thereby for specific terms, including (where applicable):

      (1) the title or designation of such Debt Securities;

      (2) any limit on the aggregate principal amount of such Debt Securities;

      (3) the price or prices (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued;

      (4) the date or dates on which the principal of and premium, if any, on such Debt Securities will be payable, or the method or methods, if any, by which such date or dates will be determined;

      (5) the rate or rates at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and whether and under what circumstances Additional Amounts on such Debt Securities will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

      (6) the dates on which such interest, if any, will be payable and the record dates, if any, therefor;

      (7) the place or places where the principal of, premium, if any, and interest, if any, or any Additional Amounts on such Debt Securities will be payable and the place or places where such Debt Securities may be surrendered for registration of transfer and exchange, if in addition to or other than The City of New York;

      (8) if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed at the option of the Company or are subject to repurchase at the option of the holders;

      (9) the terms of any sinking fund or analogous provision;

     (10) any addition to, or modification or deletion of, any covenant or Event of Default with respect to such Debt Securities;

     (11) whether any such Debt Securities are to be issuable in registered or bearer form or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such Bearer Securities (including in exchange for Registered Securities of the same series);

     (12) whether any such Debt Securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global Debt Security;

     (13) whether and under what circumstances the Company will pay Additional Amounts (as contemplated by the Indenture) on such Debt Securities to any holder who is a United States Alien (as defined in the Indenture, as such definition may be modified) in respect of any tax, assessment or other governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts;

     (14) the person to whom any interest on any Registered Securities of the series shall be payable, if other than the person in whose name the Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any Bearer Security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security will be paid if other than in the manner provided in the Indenture;

     (15) the portion of the principal amount of such Debt Securities which shall be payable upon acceleration thereof if other than the full principal amount thereof;

     (16) the authorized denominations in which such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of Registered Securities) or $5,000 (in the case of Bearer Securities);

     (17) the terms, if any, upon which such Debt Securities may be convertible into or exchangeable for other Securities;

     (18) whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities, and the terms of subordination, if applicable;

     (19) whether the amount of payments of principal of, and premium, if any, and interest, if any, on, such Debt Securities may be determined with reference to an index, formula or other method or methods (any such Debt Securities being hereinafter called "Indexed Securities") and the manner in which such amounts will be determined; and

     (20) any other terms of such Debt Securities.

     As used in this Prospectus and any Prospectus Supplement relating to the offering of any Debt Securities, references to the principal of and premium, if any, and interest, if any, on such Debt Securities will be deemed to include mention of the payment of Additional Amounts, if any, required by the terms of such Debt Securities in such context.

     Debt Securities may be issued as Original Issue Discount Securities (as defined in the Indenture) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable Prospectus Supplement. Material federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Under the Indenture, the terms of the Debt Securities of any series may differ and the Company, without the consent of the holders of the Debt Securities of any series, may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

     Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indenture, however, provides that the Company may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust, and "United States" means, except as may be set forth in the Prospectus Supplement, the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Bearer Securities.

     Unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Securities will be issued in denominations of $5,000.

     Unless otherwise indicated in the applicable Prospectus Supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and Debt Securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at the option of the Company by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith.

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the Prospectus Supplement and as the Company may designate from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest due on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date.

     Unless otherwise indicated in the applicable Prospectus Supplement, no payment of principal, premium or interest with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that if amounts owing with respect to any Bearer Securities shall be payable in U.S. dollars, payment with respect to any such Bearer Securities may be made at the Corporate Trust Office of the Trustee or at any office or agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by the Company is illegal or effectively precluded by exchange controls or similar restrictions.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company will not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

RANKING OF DEBT SECURITIES AND HOLDING COMPANY STRUCTURE

     The Senior Debt Securities will be unsecured unsubordinated obligations of the Company and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the Company, including the 8% Notes. At March 31, 1998, the Company had approximately $119.8 million of total indebtedness outstanding.


     Although the Senior Debt Securities and the 8% Notes will rank equally ("pari passu") in right of payment with indebtedness outstanding under the Company's $85.0 million revolving credit facility entered into on January 2, 1998 (as amended, the "Credit Facility"), such indebtedness is secured by substantially all of the personal property of the Company and each of its North American subsidiaries and a pledge of stock of each of the Company's principal subsidiaries. The Senior Debt Securities and the 8% Notes are unsecured and therefore do not have the benefit of such collateral. If an event of default occurs under the Credit Facility, the banks party thereto will have preferential claims to those assets and may foreclose upon such collateral to the exclusion of the holders of the Senior Debt Securities and the 8% Notes, notwithstanding the existence of an event of default with respect to the Senior Debt Securities and the 8% Notes, respectively. Accordingly, in such an event, the Company's assets would first be used to repay in full amounts outstanding under the Credit Facility, resulting in virtually all of the Company's assets being unavailable to satisfy the claims of holders of the Senior Debt Securities and the 8% Notes until the indebtedness under the Credit Facility is repaid in full. Any remaining unpaid claims of creditors under the Credit Facility will rank equally ("pari passu") with the Senior Debt Securities and the 8% Notes and will be entitled to share in any of the Company's remaining assets.


     The Company conducts substantially all of its operations through subsidiaries and substantially all of its assets consist of the capital stock of its subsidiaries. Accordingly, the Senior Debt Securities and the 8% Notes will be effectively subordinated to liabilities of the Company's subsidiaries, including trade payables. At March 31, 1998, the total liabilities of the Company's subsidiaries, excluding intercompany debt but including trade payables, were approximately $40.8 million. At March 31, 1998, the Company and its subsidiaries would also have had $77.7 million available (subject to financial ratio compliance and other limitations) to be drawn under the Credit Facility, which is secured as described above.

     The Company's rights and the rights of its creditors, including holders of the Senior Debt Securities and the 8% Notes, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject, in the case of any subsidiary, to the prior claims of such subsidiary's creditors, except to the extent that the Company itself may be a creditor with recognized claims against the subsidiary, in which case the claims of the Company would still be effectively subordinated to any mortgage or other liens on the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by the Company. Accordingly, there can be no assurance that, after providing for all prior claims and all equal ("pari passu") claims, there would be sufficient assets available to satisfy the obligations of the Company under the Senior Debt Securities and the 8% Notes.

     Because the Company conducts substantially all of its operations through its subsidiaries, the Company is and will be dependent upon the distribution of the earnings of its subsidiaries to service its debt obligations, including the Senior Debt Securities and the 8% Notes. The Company's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Senior Debt Securities and the 8% Notes or to make any funds available therefor.

     The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined in the applicable Prospectus Supplement) of the Company. See "--Subordination of Subordinated Debt Securities" immediately following this paragraph.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The applicable Prospectus Supplement will set forth the extent to which Subordinated Debt Securities of or within a particular series are subordinated to other indebtedness.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a global Debt Security may not be transferred except as a whole by the Depositary for such global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of global Debt Securities and certain limitations and restrictions relating to a series of global Bearer Securities will be described in the Prospectus Supplement relating to such series.

OUTSTANDING DEBT SECURITIES

     In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, (i) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such Original Issue Discount Security as of the date of such determination, (ii) the principal amount of any Indexed Security that shall be deemed to be outstanding for such purpose shall be the principal face amount of such Indexed Security determined on the date of its original issuance and (iii) any Debt Security owned by the Company or any obligor on such Debt Security or any Affiliate of the Company or such other obligor shall be deemed not to be outstanding.

REDEMPTION AND REPURCHASE

     The Debt Securities of any series may be redeemable at the option of the Company, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by the Company at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable Prospectus Supplement.

CONVERSION AND EXCHANGE

     The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for Common Stock, Preferred Stock, Depositary Shares or other Debt Securities will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at the option of the Company.

COVENANTS OF THE COMPANY

     Reference is made to the applicable Prospectus Supplement for information with respect to covenants specific to a particular series of Debt Securities. If any such covenants are described, the Prospectus Supplement will also state whether the "covenant defeasance" provisions described below also apply.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable Prospectus Supplement, an Event of Default with respect to the Debt Securities of any series is defined in the Indenture as being: (i) default for 30 days in payment of any interest with respect to any Debt Security of such series; (ii) default in payment of principal or any premium with respect to any Debt Security of such series when due upon maturity, redemption or otherwise; (iii) default in making any sinking fund payment or payment under any analogous provision when due with respect to any Debt Security of such series; (iv) default by the Company in the performance, or breach, of any other covenant or warranty in the Indenture (other than a covenant or warranty included therein solely for the benefit of one or more series of Debt Securities other than that series) or any Debt Security of such series which shall not have been remedied for a period of 90 days after notice to the Company by the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (v) acceleration of the maturity of any single outstanding issue of Indebtedness of the Company with an outstanding aggregate principal amount in excess of $10,000,000 (including an acceleration under the Indenture with respect to Debt Securities of any other series), as a result of an event of default thereunder, which acceleration is not annulled or which Indebtedness is not discharged within 30 days thereafter; (vi) the Company shall fail within 30 days to pay, bond or otherwise discharge any uninsured judgement or court order for the payment of money in excess of $10,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; (vii) certain events of bankruptcy, insolvency or reorganization of the Company; or (viii) any other Event of Default established for the Debt Securities of such series. No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. The Indenture provides that the Trustee thereunder may withhold notice to the holders of the Debt Securities of any series of the occurrence of a default with respect to the Debt Securities of such series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the Trustee considers it in the interest of the holders to do so.

     The Indenture provides that if an Event of Default with respect to any series of Debt Securities issued thereunder shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities of such series then outstanding may declare the principal amount (or if any Debt Securities of such series are Original Issue Discount Securities, such lesser amount as may be specified in the terms thereof) of all the Debt Securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the Debt Securities of such series then outstanding.


     Subject to the provisions of the Trust Indenture Act requiring the Trustee, during an Event of Default under the Indenture, to act with the requisite standard of care, a Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities of any series unless such holders have offered the Trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the then outstanding Debt Securities of any series issued under the Indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to such series. The Indenture requires the annual filing by the Company with the Trustee of a certificate as to whether or not the Company is in default under the terms of the Indenture.

     Notwithstanding any other provision of the Indenture, the holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Debt Security on the respective due dates therefor (as the same may be extended in accordance with the terms of such Debt Security) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder. In addition, in the case of a Subordinated Debt Security issued to the Trust or a Trustee of the Trust, if an Event of Default has occurred and is continuing and such Event of Default is attributable to the failure by the Company to pay the principal of or premium, if any, or interest, if any, on such Subordinated Debt Security, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Upon the direction of the Company, the Indenture shall cease to be of further effect with respect to any series of Debt Securities issued thereunder specified by the Company (subject to the survival of certain provisions thereof, including the obligation to pay Additional Amounts to the extent described below) when (i) either (A) all outstanding Debt Securities of such series and, in the case of Bearer Securities, all coupons appertaining thereto, have been delivered to the Trustee for cancelation (subject to certain exceptions) or (B) all Debt Securities of such series and, if applicable, any coupons appertaining thereto, have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and the Company has deposited with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Maturity thereof, as the case may be, (ii) the Company has paid all other sums payable under the Indenture with respect to the Debt Securities of such series, and (iii) certain other conditions are met. If the Debt Securities of any such series provide for the payment of Additional Amounts, the Company will remain obligated, following such deposit, to pay Additional Amounts on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as aforesaid.

     If provided in the applicable Prospectus Supplement, the Company may elect with respect to any series of Debt Securities either to defease and be discharged from (a) any and all obligations with respect to such Debt Securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as provided below, and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust, and, if applicable, to exchange or convert such Debt Securities into other securities in accordance with their terms) ("defeasance"), or (b) certain restrictive covenants, if any, in the Indenture and, if indicated in the applicable Prospectus Supplement, its obligations with respect to any other covenant applicable to the Debt Securities of such series, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars at Stated Maturity, and/or Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company (in the exercise of its sole discretion), any such Additional Amounts with respect to) such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

     Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound, (ii) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Debt Securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (iii) the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the Issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture.

     In the event the Company effects covenant defeasance with respect to any Debt Securities, and such Debt Securities are declared due and payable because of the occurrence of any Event of Default or with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or Government Obligations deposited with the Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Debt Securities at the time of any acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

MODIFICATION, WAIVERS AND MEETINGS

     The Indenture contains provisions permitting the Company and the Trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under the Indenture and affected by a modification or amendment, to modify or amend any of the provisions of the Indenture or of the Debt Securities of such series or the rights of the holders of the Debt Securities of such series under the Indenture, provided that no such modification or amendment shall, among other things, (i) change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any Debt Securities issued under the Indenture or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate of interest thereon, or reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon an acceleration of the maturity thereof, or adversely affect any right of repayment at the option of any holder, or change any place where, or the Currency in which, any Debt Securities issued under the Indenture are payable, or impair the holder's right to institute suit to enforce the payment of any such Debt Securities on or after the stated maturity thereof, or make any change that materially adversely affects the right, if any, to convert or exchange such Debt Securities for other securities in accordance with their terms, or (ii) reduce the aforesaid percentage of Debt Securities of any series issued under the Indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such Debt Securities or (iii) solely in the case of any Subordinated Debt Securities, modify any of the provisions relating to subordination of such Subordinated Debt Securities or the definition of Senior Indebtedness in a manner adverse to the holders of the Subordinated Debt Securities, without in each such case obtaining the consent of the holder of each outstanding Debt Security issued under the Indenture so affected.

     If the Trust or the Property Trustee holds a series of Subordinated Debt Securities, no such amendment, modification or waiver which requires approval of holders of a certain percentage in principal amount of the outstanding Subordinated Debt Securities of such series shall be effective as to such series of Subordinated Debt Securities, without the approval of the holders of at least the same percentage of aggregate liquidation amount of outstanding Trust Securities.


     The Indenture also contains provisions permitting the Company and the Trustee, without the consent of the holders of any Debt Securities issued thereunder, to modify or amend the Indenture in order, among other things, (a) to add to the Events of Default or the covenants of the Company for the benefit of the holders of all or any series of Debt Securities issued under the Indenture; (b) to add or change any provisions of the Indenture to facilitate the issuance of Bearer Securities;
(c) to establish the form or terms of Debt Securities of any series and any related coupons; (d) to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not materially and adversely affect the interests of the holders of any series of Debt Securities issued thereunder in any material respect; (e) to amend or supplement any provision contained in the Indenture, provided that such amendment or supplement does not apply to any outstanding Debt Securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision; or (f) to amend or supplement any provision therein or in any supplemental indenture, provided that no such amendment or supplement shall materially and adversely affect the interests of the holders of any Debt Securities then outstanding.


     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture to the extent described in the Prospectus Supplement. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, any Debt Securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of the outstanding Debt Securities of such series so affected.


     The Indenture contains provisions for convening meetings of the holders of Debt Securities of a series issued thereunder. A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series, subject to certain exceptions.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its subsidiaries from time to time, provided that if the Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the Indenture, or else resign.

8% SENIOR NOTES DUE 2008

     The Company may issue up to an additional $50,000,000 aggregate principal amount of its 8% Senior Notes Due 2008 at the date hereof. The additional 8% Notes are issuable under an indenture dated as of March 18, 1998 (the "8% Notes Indenture") between the Company and The Bank of New York. The 8% Notes Indenture has been incorporated by reference as an exhibit to the Registration Statement.

     The additional 8% Notes, if issued, will be unsecured senior indebtedness and will rank equally ("pari passu") with existing and future unsubordinated unsecured indebtedness, including the Senior Debt Securities and outstanding 8% Notes, and senior in right of payment to all subordinated indebtedness of the Company. The 8% Notes will be effectively subordinated to all secured indebtedness of the Company and its subsidiaries with respect to the collateral securing such indebtedness, and the 8% Notes will be effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. See "Ranking of Debt Securities and Holding Company Structure" above.

     The 8% Notes Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined in the 8% Notes Indenture) to incur indebtedness, pay dividends, prepay subordinated indebtedness, repurchase capital stock, make investments, create liens, engage in transactions with stockholders and affiliates, sell assets and, with respect to the Company, engage in mergers and consolidations. However, these limitations are subject to a number of important qualifications and exceptions as set forth in the 8% Notes Indenture.

     A complete description of the material terms of the 8% Notes will be set forth in the applicable Prospectus Supplement, if any, relating to an offering of the 8% Notes.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK AND AMOUNT OUTSTANDING

     The Company's authorized capital stock consists of 80.0 million shares of Common Stock having a par value of $.001 per share and 1.0 million shares of Preferred Stock having a par value of $.001 per share. As of May 6, 1998, 20,121,153 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

COMMON STOCK

     Reference is made to the applicable Prospectus Supplement relating to Common Stock offered thereby for the terms relevant thereto, including the number of shares offered and the initial public offering price.

     Each holder of Common Stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in elections of directors. Accordingly, holders of a majority of the issued and outstanding Common Stock will have the right to elect the Company's directors and otherwise control the affairs of the Company.

     Holders of Common Stock are entitled to dividends on a pro rata basis upon declaration of dividends by the Board of Directors. Dividends are payable only out of unreserved and unrestricted surplus that is legally available for the payment of dividends. The Board of Directors is not required to declare dividends, and it currently expects to retain any funds generated from operations to finance the development of the Company's business. The payment of dividends in the future will depend upon earnings, capital needs, and other factors.

     Upon a liquidation of the Company, holders of Common Stock will be entitled to a pro rata distribution of the assets of the Company, after payment of all amounts owed to the Company's creditors, and subject to any preferential amount payable to holders of Preferred Stock of the Company, if any.

PREFERRED STOCK

     The Company's Articles of Incorporation permit the Company's Board of Directors to issue shares of Preferred Stock in one or more series, and to fix the relative rights, preferences, and limitations of each series.

Among such rights, preferences, and limitations are dividend rights and rates, provisions for redemption, rights upon liquidation, conversion privileges, and certain voting powers.

     The purpose for authorizing the Board of Directors to issue and to designate the features of Preferred Stock is, in part, to eliminate delays associated with a shareholder vote to authorize the issuance of Preferred Stock. The issuance of Preferred Stock, for example in connection with a shareholder rights plan, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding capital stock of the Company.

     The terms of any particular series of Preferred Stock, including Preferred Stock represented by Depositary Shares, will be described in the applicable Prospectus Supplement.

CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION

     The Company's Articles of Incorporation provide for a classified Board of Directors. The directors are divided into three classes. The directors are elected for three-year terms, which are staggered so that the terms of one-third of the directors expire each year. The Articles of Incorporation permit shareholders to remove directors only for cause at a meeting by the affirmative vote of at least a majority of the outstanding shares of Common Stock. Directors of the Company may remove directors with or without cause.

     The above-described provisions of the Company's Articles of Incorporation may have certain anti-takeover effects. Such provisions, in addition to the provisions described below and the possible issuance of preferred stock discussed above, may make it more difficult for other persons, without the approval of the Company's Board of Directors, to make a tender offer or acquisitions of substantial amounts of the Common Stock or to launch other takeover attempts that a shareholder might consider to be in such shareholder's best interests.

CERTAIN PROVISIONS OF OHIO LAW

     The Company is subject to several anti-takeover provisions under Ohio law that apply to Ohio public corporations, unless the Company elects to opt out of these provisions in its Articles of Incorporation or Regulations (by-laws). The Company has not opted out of these takeover provisions.

     Under Ohio's Control Share Acquisition Act (the "Acquisition Act"), any "control share acquisition" of an Ohio public corporation shall be made only with the prior authorization of the shareholders of the corporation in accordance with the provisions of the Acquisition Act. A "control share acquisition" is defined under the Acquisition Act to mean the acquisition, directly or indirectly, by any person of shares of a public corporation that, when added to all other shares of the corporation such person owns, would entitle such person, directly or indirectly, to exercise voting power in the election of directors within the following ranges: more than 20%, more than 33% and a majority.


     The Acquisition Act also requires that the acquiring person deliver an "acquiring person's statement" to the Ohio public corporation. The Ohio public corporation must then convene a special meeting of its shareholders to vote upon the proposed acquisition within 50 days after receipt of such acquiring person's statement, unless the acquiring person agrees to a later date.


     The Acquisition Act further specifies that the shareholders of the corporation must approve the proposed control share acquisition by certain percentages at a special meeting of shareholders at which a quorum is present. In order to comply with the Acquisition Act, the acquiring person may only acquire the stock of the Ohio public corporation upon the affirmative vote of:
(i) a majority of the voting power of the corporation that is represented in person or by proxy at the special meeting and (ii) a majority of the voting power of the corporation that is represented in person or by proxy at the special meeting, excluding those shares of the corporation deemed to be "interested shares" for purposes of the Act.

     "Interested shares" are defined under the Act to mean shares in respect of which the voting power is controlled by any of the following persons: (i) an acquiring person; (ii) any officer of the Ohio public corporation; and (iii) any employee who is also a director of the corporation. "Interested shares" also include shares of the corporation that are acquired by any person after the date of the first public disclosure of the proposed acquisition and the date of the special meeting, if either (i) the aggregate consideration paid by such person, and any person acting in concert with him, for such shares of the Ohio public corporation exceeds $250,000; or (ii) the number of shares acquired by such person, and any person acting in concert with him, exceeds one-half of one percent of the outstanding shares of the corporation.



     Section 1701.13 of the Ohio Revised Code, inter alia, empowers an Ohio corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.


     In addition, Section 1701.59 eliminates the personal liability in damages of a director for violations of the director's fiduciary duty, except if it is proved by clear and convincing evidence that his action or failure to act involved acts or omissions undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. The Company has not opted out of Section 1701.59 of the Ohio Revised Code. This statute does not affect the liability of directors pursuant to Section 1701.95 of the Ohio Revised Code (providing for liability of directors for unlawful payment of dividends or unlawful distribution of assets) nor does it affect the liability of the directors under Federal securities laws.

     The Company is also subject to Ohio's Merger Moratorium Act. The Merger Moratorium Act generally prohibits a wide range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and a person that owns, alone or with other related parties, shares representing at least 10% of the voting power of the corporation (an "Interested Shareholder") for a period of three years after such person becomes an Interested Shareholder, unless, prior to the date that the Interested Shareholder became such, the directors approve either the transaction or the acquisition of the corporation's shares that resulted in the person becoming an Interested Shareholder. Following the three-year moratorium period, the corporation may engage in covered transactions with an Interested Shareholder only if, among other things, (i) the transaction receives the approval of the holders of two-thirds of all the voting shares and the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder or (ii) the remaining shareholders receive an amount for their shares equal to the higher of the highest amount paid in the past by the Interested Shareholder for the corporation's shares or the amount that would be due the shareholders if the corporation were to dissolve.

     Contemporaneous with the adoption of Ohio's Merger Moratorium Act, Ohio enacted a so-called "green mailer disgorgement" statute which provides that a person who announces a control bid must disgorge profits realized by that person upon the sale of any equity securities within 18 months of the announcement of the control bid.

     The Company is also subject to Ohio's Control Bid Statute. Ohio's Control Bid Statute provides that no offeror may make a "control bid" pursuant to a tender offer or a request or invitation for tenders unless, on the day the offeror commences a control bid, it files with the Ohio Division of Securities (the "Securities Division") and the target company certain information in respect of the offeror, his ownership of the corporation's shares and his plans for the corporation (including, among other things, plans to terminate employee benefit plans, close any plant or facility or reduce the work force). If the Securities Division determines that the offeror's disclosures are inadequate, it must act within three calendar days from the date of the offeror's filing to issue a suspension order. If a bid is suspended, a hearing must be held within 10 calendar days from the date of the Securities Division's suspension order. The hearing procedure must be completed no later than 16 calendar days after the date on which the suspension was imposed.


     A "control bid" under Ohio's Control Bid Statute is defined as the purchase of or an offer to purchase any equity security of an issuer with certain connections to Ohio from a resident of Ohio if (i) after the purchase of such security, the offeror would directly or indirectly be the beneficial owner of more than 10% of any class of the issued and outstanding equity securities of the issuer; or (ii) the offeror is the issuer, there is a pending control bid by a person other than the issuer and the number of issued and outstanding shares of the corporation will be reduced by more than 10%.

     Finally, Ohio law provides for the right of the Board of Directors to consider the interests of various constituencies, including employees, customers, suppliers and creditors of the Company, as well as the communities in which the Company is located, in addition to the interest of the Company and its shareholders, in discharging their duties in determining what is in the Company's best interests.

     The above-described provisions of Ohio law may have certain antitakeover effects. Those provisions make it more difficult for other persons, without the approval of the Company's Board of Directors, to make a tender offer or acquisitions of substantial amounts of the Common Stock or to launch other takeover attempts that a shareholder might consider in such shareholder's best interests.

TRANSFER AGENT

     American Stock Transfer & Trust Company, New York, New York, acts as transfer agent for the Company's Common Stock.

     The transfer agent for any series of Preferred Stock will be named in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

     The Company may offer Depositary Shares (either separately or together with other Securities) representing fractional interests in shares of Preferred Stock of any series. In connection with the issuance of any Depositary Shares, the Company will enter into a deposit agreement (a "Deposit Agreement") with a bank or trust company, as depositary (the "Preferred Stock Depositary"), which will be named in the applicable Prospectus Supplement. Depositary Shares will be evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to the related Deposit Agreement. The summary of certain provisions of the Depositary Shares and the Deposit Agreement set forth below and the summary of certain terms of a particular issue of Depositary Shares and the related Deposit Agreement set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all the provisions of the form of Deposit Agreement, together with the form of related Depositary Receipt which will be filed as an exhibit to or incorporated by reference in the Registration Statement, all of which are incorporated herein by reference.

     The following description of Depositary Shares sets forth certain general terms and provisions of the Depositary Shares and the related Deposit Agreement to which any Prospectus Supplement may relate. Certain other terms of any such Depositary Shares and the related Deposit Agreement will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Depositary Shares or the related Deposit Agreement described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

INFORMATION TO BE PROVIDED IN THE APPLICABLE PROSPECTUS SUPPLEMENT

     The Company may provide for the issuance by the Preferred Stock Depositary of Depositary Receipts evidencing the related Depositary Shares, each of which Depositary Shares in turn will represent a fractional interest (which will be specified in the applicable Prospectus Supplement) in one share of a series of Preferred Stock. Shares of Preferred Stock of any series represented by Depositary Shares will be deposited under a separate Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by the related Depositary Share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented thereby (including, if applicable and subject to certain matters discussed below, dividend, voting, conversion, exchange, redemption and liquidation rights).

     Depositary Shares may be issued in respect of shares of the Preferred Stock of any series. Immediately following the issuance of any such shares of Preferred Stock by the Company, the Company will deposit such shares of Preferred Stock with the relevant Preferred Stock Depositary and will cause the Preferred Stock Depositary to issue, on behalf of the Company, the related Depositary Receipts.

     Reference is made to the applicable Prospectus Supplement relating to the Depositary Shares offered thereby for specific terms, including (where applicable): (i) the terms of the series of Preferred Stock deposited by the Company under the related Deposit Agreement; (ii) the number of such Depositary Shares and the fraction of one share of such Preferred Stock represented by one such Depositary Share; (iii) whether such Depositary Shares will be listed on any securities exchange; (iv) whether such Depositary Shares will be sold with any other Securities and, if so, the amount and terms thereof; and (v) any other specific terms of such Depositary Shares and the related Deposit Agreement.

     Depositary Receipts may be surrendered for transfer or exchange for new Depositary Receipts of different authorized denominations at any office or agency of the relevant Preferred Stock Depositary maintained for such purpose, subject to the terms of the related Deposit Agreement. Unless otherwise specified in the applicable Prospectus Supplement, Depositary Receipts will be issued in denominations evidencing any whole number of Depositary Shares. No service charge will be made for any permitted transfer or exchange of Depositary Receipts, but the Company or the Preferred Stock Depositary may require payment of any tax or other governmental charge payable in connection therewith.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Receipts owned by such holders on the relevant record date. The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Preferred Stock Depositary for distribution to the record holders of Depositary Receipts.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto in proportion, insofar as possible, to the number of Depositary Receipts owned by such holders on the relevant record date, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (public or private) of such property and distribution of the net proceeds from such sale to such holders.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the related series of Preferred Stock will be made available to holders of Depositary Receipts.

     The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on the account of taxes.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of the Depositary Receipts at an office or agency of the Preferred Stock Depositary maintained for such purpose (unless the related shares of Preferred Stock have previously been called for redemption), the holder thereof will be entitled to delivery, at such office or agency, to or upon such holder's order, of the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Shares of Preferred Stock so withdrawn, however, may not be redeposited. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION AND REPURCHASE OF PREFERRED STOCK

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption at the option of the Company, then, whenever the Company redeems shares of Preferred Stock of such series held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus any other amounts or property payable with respect to the Preferred Stock to be redeemed. The redemption price per Depositary Share will be equal to the redemption price and any other amounts or property per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one such Depositary Share. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a Depositary Receipt are to be redeemed in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not so redeemed.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender of such Depositary Receipts to the Preferred Stock Depositary.

     Depositary Shares, as such, are not subject to repurchase by the Company at the option of the holders. Nevertheless, if the Preferred Stock represented by Depositary Shares is subject to repurchase of the option of the holders, the related Depositary Receipts may be surrendered by the holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to repurchase the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts at the applicable repurchase price specified in the related Prospectus Supplement. The Company, upon receipt of such instructions and subject to the Company having funds legally available therefor, will repurchase the requisite whole number of shares of such Preferred Stock from the Preferred Stock Depositary, who in turn will repurchase such Depositary Receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of Depositary Shares representing one or more whole shares of the related Preferred Stock. The repurchase price per Depositary Share will be equal to the repurchase price and any other amounts per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be repurchased in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not to be repurchased.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock of any series represented by Depositary Shares are entitled to vote, the relevant Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the related Depositary Receipts. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock.

CONVERSION AND EXCHANGE OF PREFERRED STOCK

     If the Preferred Stock represented by Depositary Shares is exchangeable at the option of the Company for other Securities, then, whenever the Company exercises its option to exchange all or a portion of such shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will exchange as of the same exchange date a number of such Depositary Shares representing the shares of the Preferred Stock so exchanged, provided the Company shall have issued and deposited with the Preferred Stock Depositary the Securities for which such shares of Preferred Stock are to be exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If less than all of the Depositary Shares are to be exchanged, the Depositary Shares to be exchanged will be selected by the Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a Depositary Receipt are to be exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be exchanged.

     Depositary Shares, as such, are not convertible or exchangeable at the option of the holders into other Securities or property. Nevertheless, if the Preferred Stock represented by Depositary Shares is convertible into or exchangeable for other Securities at the option of the holders, the related Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion or exchange, as the case may be, of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into a whole number of shares of Common Stock or Preferred Stock, a whole number of Common Stock Warrants, or Debt Securities in authorized denominations, as specified in the related Prospectus Supplement. The Company, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders such number of whole shares of Common Stock or Preferred Stock, a whole number of Common Stock Warrants, or a principal amount of Debt Securities in authorized denominations (and cash in lieu of any fractional Security). The exchange or conversion rate per Depositary Share shall be equal to the exchange or conversion rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be converted or exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The Depositary Receipts evidencing Depositary Shares and any provision of the related Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts issued under any Deposit Agreement will not be effective unless such amendment has been approved by the holders of at least a majority of such Depositary Receipts then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which the related Depositary Shares may be listed). In no event may any such amendment impair the right of any holder of Depositary Receipts, subject to the conditions specified in the Deposit Agreement, to receive the related Preferred Stock upon surrender of such Depositary Receipts as described above under "--Withdrawal of Preferred Stock."

     The Deposit Agreement may be terminated by the Company upon not less than 60 days' notice to the Preferred Stock Depositary. In any such case, the Preferred Stock Depositary shall deliver or make available to each holder of the related Depositary Receipts, upon surrender of such Depositary Receipts, such number of whole shares of the related series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts, together with cash in lieu of any fractional shares (to the extent the Company has deposited such cash with the Preferred Stock Depositary). The Deposit Agreement will automatically terminate if all of the shares of Preferred Stock deposited thereunder shall have been withdrawn, redeemed, converted or exchanged or if there shall have been a final distribution in respect of such Preferred Stock in connection with any liquidation, dissolution or winding up of the Company.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement, and will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. Holders of Depositary Receipts will be required to pay all other transfer and other taxes and governmental charges (including taxes and other governmental charges in connection with the transfer, exchange, surrender or conversion of Depositary Receipts) and such other charges as are expressly provided in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary.

MISCELLANEOUS

     The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if either is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder without gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or any related shares of Preferred Stock or Depositary Receipts unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on advice of counsel, accountants or other advisors, and information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be authorized or competent and on documents believed to be genuine.

     In the event that the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                            DESCRIPTION OF WARRANTS

     The Company has no Warrants outstanding (other than options issued under the Company's stock option plans). The Company may issue Warrants for the purchase of Debt Securities, Common Stock or Preferred Stock registered hereby. Warrants may be issued independently or together with any other securities offered by any Prospectus Supplement and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreements will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the designation, terms and number of securities purchasable upon exercise of such Warrants; (v) the designation and terms of the securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such security; (vi) the date, if any, on and after which such Warrants and the related securities will be separately transferable;
(vii) the price at which each security purchasable upon exercise of such Warrants may be purchased; (viii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (ix) the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) information with respect to book-entry procedures, if any; and (xi) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES


     The Trust may issue only one series of Trust Preferred Securities which shall have terms described in the Prospectus Supplement relating thereto. The Declaration of Trust will authorize the Regular Trustees to issue on behalf of the Trust the Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The form of Declaration has been or will be filed or incorporated by reference as an exhibit to the Registration Statement. The terms of the Declaration will be those set forth in the Declaration and those made part of the Declaration by the Trust Indenture Act. The summary of certain provisions of the Trust Preferred Securities and the Declaration set forth below and in any Prospectus Supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Declaration and the Trust Securities, which provisions (including defined terms) are incorporated herein by reference.


     The following description of the Trust Preferred Securities and the Declaration sets forth certain general terms and provisions of the Trust Preferred Securities and the Declaration to which any Prospectus Supplement may relate. Certain other specific terms of the Trust Preferred Securities and the Declaration will be described in the applicable Prospectus Supplement. To the extent that any particular terms of any Trust Preferred Securities or the Declaration described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

     The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation, conversion rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will generally mirror the terms of the Subordinated Debt Securities held by the Trust and described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities for specific terms, including


         (i)  the designation of such Trust Preferred Securities;
        (ii)  the number of Trust Preferred Securities;
       (iii) the annual distribution rate (or method of determining such rate) for the Trust Preferred Securities and the date or dates upon which such distributions shall be payable;
        (iv) whether distributions on the Trust Preferred Securities shall be cumulative, and, in the case of Trust Preferred
              Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on the Trust Preferred Securities shall be cumulative;
         (v) the amount or amounts which shall be paid out of the assets of the Trust to the holders of the Trust Preferred
              Securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust;
        (vi) the right or obligation, if any, of the Trust to purchase or redeem the Trust Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the Trust Preferred
              Securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation;
       (vii) the voting rights, if any, of the Trust Preferred Securities in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of the Trust Preferred
              Securities, as a condition to specified action or amendments to the Declaration;
      (viii)  the terms and conditions, if any, upon which the Trust
              Preferred Securities may be converted into or exchanged for shares of Common Stock or other Securities, including the conversion price per share or conversion rate and the circumstances, if any, under which any such conversion right shall expire;
        (ix) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of the Trust Preferred Securities;
         (x)  if applicable, any securities exchange upon which the Trust
              Preferred Securities shall be listed; and
        (xi) any other relevant rights, preferences, privileges, limitations or restrictions of the Trust Preferred
              Securities.

     All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Trust Preferred Securities Guarantee." Certain United States Federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Trust Preferred Securities, the Trust will issue one series of Trust Common Securities. The Declaration will authorize the Regular Trustees to issue on behalf of the Trust one series of Trust Common Securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities will be substantially identical to the terms of the Trust Preferred Securities, and the Trust Common Securities will rank equally ("pari passu"), and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote to appoint, remove or replace any of the Trustees. All of the Trust Common Securities will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If an event of default under the Declaration occurs and is continuing, then the holders of the Trust Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Trust

Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under such Subordinated Debt Securities, a holder of the Trust Preferred Securities, to the fullest extent permitted by law, may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under such Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an event of default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay the principal of or premium or interest, if any, on such Subordinated Debt Securities on the date such principal, premium or interest, as the case may be, is otherwise payable (or in the case of redemption, on the redemption date), then a holder of the Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal, premium or interest, as the case may be, on such Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Trust Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action.

TRUST PREFERRED SECURITIES GUARANTEE

     Set forth below is a summary of information concerning the Trust Preferred Securities Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. A trustee whose name will be set forth in the applicable Prospectus Supplement will act as the trustee under the Trust Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for purposes of the Trust Indenture Act. The form of Trust Preferred Securities Guarantee has been or will be filed or incorporated by reference as an exhibit to the Registration Statement. The terms of the Trust Preferred Securities Guarantee will be those set forth in the Trust Preferred Securities Guarantee and those made part of the Trust Preferred Securities Guarantee by the Trust Indenture Act. The summary of certain provisions of the Trust Preferred Securities Guarantee set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Trust Preferred Securities Guarantee, which provisions of the Trust Preferred Securities Guarantee (including defined terms) are incorporated herein by reference. The Trust Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities.

     The following description of the Trust Preferred Securities Guarantee sets forth certain general terms and provisions of the Trust Preferred Securities Guarantee to which any Prospectus Supplement may relate. Certain other specific terms of the Trust Preferred Securities Guarantee will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Trust Preferred Securities Guarantee described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

     Terms of the Trust Preferred Securities Guarantee


     Pursuant to the Trust Preferred Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Trust Preferred Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of setoff or counterclaim which the Trust may have or assert. The following payments with respect to the Trust Preferred Securities to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the Trust Preferred Securities Guarantee thereof (without duplication):


      (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent the Trust shall have funds available therefor;

      (ii) the redemption price (if any) set forth in the applicable Prospectus Supplement (the "Redemption Price"), which will not be lower than the liquidation amount, and all accrued and unpaid distributions, to the extent the Trust has funds available therefor, with respect to any Trust Preferred Securities called for redemption by the Trust and

     (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Trust Preferred Securities or the conversion or redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust.

     The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Trust Preferred Securities Guarantee will not apply to any payment of distributions on the Trust Preferred Securities except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Trust, the Trust will not pay distributions on the Trust Preferred Securities issued by the Trust and will not have funds available therefor. The Trust Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay certain costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities.

     The Company has also agreed separately to guarantee the obligations of the Trust with respect to the Trust Common Securities (the "Trust Common Securities Guarantee") to the same extent as the Trust Preferred Securities Guarantee, except that upon an event of default under the Indenture, holders of Trust Preferred Securities shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

     Certain covenants of the Company to be set forth in the Trust Preferred Securities Guarantee will be described in the applicable Prospectus Supplement.

  Modification of the Trust Preferred Securities Guarantee; Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Trust Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

  Termination

     The Trust Preferred Securities Guarantee will terminate (a) upon full payment of the Redemption Price of all Trust Preferred Securities, (b) upon distribution of the Subordinated Debt Securities held by the Trust to the holders of the Trust Preferred Securities or the conversion or redemption, if applicable, of all of the Trust Preferred Securities or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Trust Preferred Securities Guarantee.

  Events of Default

     An event of default under the Trust Preferred Securities Guarantee will occur upon (a) the failure of the Company to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by the Company to deliver Common Stock or other applicable securities upon an appropriate election by the holder or holders of Trust Preferred Securities to convert the Trust Preferred Securities into shares of Common Stock or other applicable securities, as the case may be.

     The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Trust Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Trust Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Trust Preferred Securities Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. The Company will waive any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

  Status of the Trust Preferred Securities Guarantee

     The Trust Preferred Securities Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu in right of payment with the most senior preferred or preference stock now or hereafter issued by the Company, if any, and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Preferred Securities Guarantee relating thereto.

     The Trust Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

  Information Concerning the Preferred Guarantee Trustee

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Preferred Securities Guarantee at the request of any holder of the Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

                              PLAN OF DISTRIBUTION

     The Company or the Trust may offer securities directly or through underwriters, dealers or agents. The supplement will identify those underwriters, dealers or agents and will describe the plan of distribution. If we do not name a firm in the supplement, that firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer's allowance or agent's commission.

     Any underwriting agreement probably will entitle the underwriters to indemnity against certain civil liabilities under the Federal securities laws and other laws. The underwriters' obligations to purchase securities will be subject to certain conditions and generally will require them to purchase all of the securities if any are purchased.

     Unless otherwise noted in the supplement, the securities will be offered by the underwriters, if any, when, as and if issued by the Company or the Trust, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.

     The Company and the Trust may sell securities to dealers, as principals. Those dealers then may resell the securities to the public at varying prices set by those dealers from time to time.

     The Company and the Trust also may offer securities through agents. Agents generally act on a "best efforts" basis during their appointment, meaning they are not obligated to purchase securities.

     Dealers and agents may be entitled to indemnification as underwriters by us against certain liabilities under the Federal securities laws and other laws.

     The Company or the Trust or the underwriters or agents may solicit offers by institutions approved by us to purchase securities under contracts providing for future payment. Permitted institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. Certain conditions apply to those purchases.

     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue those activities at any time.

     The supplement will set forth the anticipated delivery date of the securities being sold at that time.

                                 LEGAL MATTERS

     Unless otherwise noted in a supplement, Cowden, Humphrey & Sarlson Co., L.P.A., Cleveland, Ohio, will pass on the legality of the securities offered through this Prospectus and any supplement. Brown & Wood LLP, New York, New York will act as counsel for any underwriters or agents, unless otherwise noted in a supplement. Cowden, Humphrey & Sarlson Co., L.P.A. will rely as to certain matters of New York law upon the opinion of Brown & Wood LLP, and Brown & Wood LLP will rely as to certain matters of Ohio law upon the opinion of Cowden, Humphrey & Sarlson Co., L.P.A.

                                    EXPERTS

     The consolidated financial statements of Advanced Lighting Technologies, Inc. and subsidiaries as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 incorporated by reference in this Prospectus and Registration Statement and the financial statements of Ruud Lighting, Inc. as of November 30, 1997 and 1996 and for each of the three years in the period ended November 30, 1997 incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors as set forth in their reports thereon and are incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY LOCATION WHERE THE OFFER IS NOT PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, INCLUDING INFORMATION INCORPORATED BY REFERENCE, IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Where You Can Find More Information...    2
The Company...........................    3
The Trust.............................    4
Ratio of Earnings to Fixed Charges and
  Preferred Stock Dividends...........    5
Special Note Regarding Forward-Looking
  Statements..........................    5
Use Of Proceeds.......................    5
Description Of Debt Securities........    5
Description Of Capital Stock..........   15
Description Of Depositary Shares......   18
Description of Warrants...............   22
Description of Trust Preferred
  Securities..........................   23
Plan Of Distribution..................   27
Legal Matters.........................   28
Experts...............................   28

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                                  $300,000,000

                               ADVANCED LIGHTING
                               TECHNOLOGIES, INC.

                                  ADLT TRUST I

                         DEBT SECURITIES, COMMON STOCK,
                       PREFERRED STOCK, DEPOSITARY SHARES
                                AND WARRANTS OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.

                         TRUST PREFERRED SECURITIES OF
                                  ADLT TRUST I
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                            , 1998

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated amounts of the expenses of and related to the offering are as follows:

Registration fee............................................  $ 88,500
Rating agency fees*.........................................    25,000
Printing fees*..............................................   150,000
NASD fee....................................................    30,500
Legal fees and expenses*....................................   240,000
Accounting fees and expenses*...............................   180,000
NASDAQ National Market listing fees*........................    35,000
Trustee fees and expenses*..................................     4,500
Miscellaneous expenses*.....................................    46,500
                                                              --------
     Total*.................................................  $800,000

------------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 1701.59 of the Ohio Revised Code, which eliminates the personal liability in damages of a director for violations of the director's fiduciary duty, except if it is proved by clear and convincing evidence that his action or failure to act involved acts or omissions undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This statute does not affect the liability of directors pursuant to Section 1701.95 of the Ohio Revised Code (providing for liability of directors for unlawful payment of dividends or unlawful distribution of assets).

     Reference is made to section 1701.13 of the Ohio Revised Code, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the name of the corporation (a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's articles of incorporation, code of regulations, disinterested director vote, shareholder vote, agreement or otherwise.

     Reference is made to Article Seven of the Code of Regulations (by-laws) of the Company contained in Exhibit 3.2 hereto which provides for the indemnification of directors and officers to the fullest extent permitted by Ohio law.

     Reference is also made to the Underwriting Agreement to be filed or incorporated by reference as Exhibit 1.1 hereto, which will provide for indemnification of controlling persons, directors and certain officers of the Company against certain liabilities.

ITEM 16.  EXHIBITS


 1.1     Form of Underwriting Agreement*
 3.1     Amended and Restated Articles of Incorporation of Advanced
         Lighting Technologies, Inc. (incorporated by reference to
         Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 1996)
 3.2     Code of Regulations of Advanced Lighting Technologies, Inc.
         (incorporated by reference to Exhibit 3.2 to the Company's
         Registration Statement on Form S-1 (No. 33-97902), effective
         December 11, 1995)
 4.1     Form of Indenture**
 4.2 Indenture, dated as of March 18, 1998, between the Company and the Bank of New York (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 1998)
 4.3     Form of Senior Debt Security*
 4.4     Form of Subordinated Debt Security*
 4.5     Form of Convertible Debt Security*
 4.6     Form of Preferred Stock Certificate of Designation*
 4.7     Form of Warrant*
 4.8     Form of Warrant Agreement*
 4.9     Form of Deposit Agreement*
 4.10    Declaration of Trust of ADLT Trust I**
 4.11 Form of Amended and Restated Declaration of Trust, including form of Preferred Security of the Trust
 4.12    Form of Guarantee Agreement with respect to the Preferred
         Securities of the Trust
 4.13    Form of 8% Senior Note due 2008**
 5.1 Opinion of Cowden, Humphrey & Sarlson Co., L.P.A. as to the legality of the securities to be issued other than the Preferred Securities of the Trust**
 5.2 Opinion of Brown & Wood LLP regarding certain matters relating to New York law**
 5.3 Opinion of Potter Anderson & Corroon LLP as to the validity of the Preferred Securities of the Trust
12.1     Statement of Computation of Ratios of Advanced Lighting
         Technologies, Inc.**
23.1     Consent of Ernst & Young LLP, Independent Auditors**
23.2 Consent of Cowden, Humphrey & Sarlson Co., L.P.A. (included in Exhibit 5.1)**
23.3     Consent of Brown & Wood LLP (included in Exhibit 5.2)**
23.4     Consent of Potter Anderson & Corroon LLP (included in
         Exhibit 5.3)
24.1     Powers of Attorney**
25.1     Form T-1 Statement of Eligibility with respect to the Debt
         Securities*
25.2     Form T-1 Statement of Eligibility with respect to the Debt
         Securities issuable under the Indenture dated as of March
         18, 1998, between the Company and The Bank of New York**
25.3 Form T-1 Statement of Eligibility with respect to the Amended and Restated Declaration of Trust*
25.4 Form T-1 Statement of Eligibility with respect to the Preferred Securities Guarantee*


---------------

 * To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to Registration Statement


** Previously filed


ITEM 17.  UNDERTAKINGS


     (a) Each of the undersigned registrants hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

        Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (FORM S-3, NO. 333-58613) TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON AUGUST 5, 1998.


                                          ADVANCED LIGHTING TECHNOLOGIES, INC.

                                          By:       /s/ Wayne R. Hellman
                                            ------------------------------------
                                            Wayne R. Hellman,
                                            Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                    TITLE                         DATE
                ---------                                    -----                         ----

           /s/ Wayne R. Hellman             Chief Executive Officer and Director      August 5, 1998
------------------------------------------
             Wayne R. Hellman

          /s/ Nicholas R. Sucic             Chief Financial Officer, Vice President   August 5, 1998
------------------------------------------  and Treasurer (Chief Accounting Officer)
            Nicholas R. Sucic

            /s/ Alan J. Ruud*               Director                                  August 5, 1998
------------------------------------------
               Alan J. Ruud

            /s/ Louis S. Fisi               Director                                  August 5, 1998
------------------------------------------
              Louis S. Fisi

         /s/ Theodore A. Filson*            Director                                  August 5, 1998
------------------------------------------
            Theodore A. Filson

           /s/ Francis H. Beam*             Director                                  August 5, 1998
------------------------------------------
             Francis H. Beam

            /s/ Susuma Harada*              Director                                  August 5, 1998
------------------------------------------
              Susuma Harada

          /s/ A Gordon Tunstall*            Director                                  August 5, 1998
------------------------------------------
            A Gordon Tunstall

           /s/ John R. Buerkle*             Director                                  August 5, 1998
------------------------------------------
             John R. Buerkle


---------------


* The undersigned by signing his name hereto, does hereby execute this Amendment No. 1 to the Registration Statement on behalf of the above indicated officers and directors of Advanced Lighting Technologies, Inc., pursuant to the Powers of Attorney executed by each such officer and director appointing the undersigned as attorney-in-fact and filed with the Securities and Exchange Commission.



                                          By:       /s/ Wayne R. Hellman


                                            ------------------------------------

                                            Wayne R. Hellman


                                              Attorney-in-Fact

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (FORM S-3, NO. 333-58613) TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON AUGUST 5, 1998.


                                          ADLT TRUST I
                                          By: Advanced Lighting Technologies,
                                              Inc.,
                                            As Sponsor

                                          By:       /s/ Wayne R. Hellman
                                            ------------------------------------
                                            Wayne R. Hellman

                                            Chief Executive Officer

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
     1.1   Form of Underwriting Agreement*
     3.1   Amended and Restated Articles of Incorporation of Advanced
           Lighting Technologies, Inc. (incorporated by reference to
           Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q
           for the Quarterly Period ended December 31, 1996)
     3.2   Code of Regulations of Advanced Lighting Technologies, Inc.
           (incorporated by reference to Exhibit 3.2 to the Company's
           Registration Statement on Form S-1 (No. 33-97902), effective
           December 11, 1995)
     4.1   Form of Indenture**
     4.2   Indenture, dated as of March 18, 1998, between the Company and the Bank of New York (incorporated by reference to
           Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q
           for the Quarterly Period ended March 31, 1998)
     4.3   Form of Senior Debt Security*
     4.4   Form of Subordinated Debt Security*
     4.5   Form of Convertible Debt Security*
     4.6   Form of Preferred Stock Certificate of Designation*
     4.7   Form of Warrant*
     4.8   Form of Warrant Agreement*
     4.9   Form of Deposit Agreement*
     4.10  Declaration of Trust of ADLT Trust I**
     4.11  Form of Amended and Restated Declaration of Trust, including form of Preferred Security of the Trust
     4.12  Form of Guarantee Agreement with respect to the Preferred
           Securities of the Trust
     4.13  Form of 8% Senior Note due 2008**
     5.1   Opinion of Cowden, Humphrey & Sarlson Co., L.P.A. as to the
           legality of the securities to be issued other than the
           Preferred Securities of the Trust**
     5.2   Opinion of Brown & Wood LLP regarding certain matters
           relating to New York law**
     5.3   Opinion of Potter Anderson & Corroon LLP as to the validity of the Preferred Securities of the Trust
    12.1   Statement of Computation of Ratios of Advanced Lighting
           Technologies, Inc.**
    23.1   Consent of Ernst & Young LLP, Independent Auditors**
    23.2   Consent of Cowden, Humphrey & Sarlson Co., L.P.A. (included in Exhibit 5.1)**
    23.3   Consent of Brown & Wood LLP (included in Exhibit 5.2)**
    23.4   Consent of Potter Anderson & Corroon LLP (included in
           Exhibit 5.3)
    24.1   Powers of Attorney**
    25.1   Form T-1 Statement of Eligibility with respect to the Debt
           Securities*
    25.2   Form T-1 Statement of Eligibility with respect to the Debt
           Securities issuable under the Indenture dated as of March
           18, 1998, between the Company and The Bank of New York**
    25.3   Form T-1 Statement of Eligibility with respect to the
           Amended and Restated Declaration of Trust*
    25.4   Form T-1 Statement of Eligibility with respect to the
           Preferred Securities Guarantee*


---------------

 * To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to Registration Statement


** Previously filed